ALAMO GROUP ANNOUNCES 2017 THIRD QUARTER RESULTS                PAGE 1

For:	Alamo Group Inc.

Contact:	Robert H. George
Vice President
830-372-9621

Financial Relations Board
Marilynn Meek
212-827-3773

ALAMO GROUP ANNOUNCES
RECORD 2017 THIRD QUARTER RESULTS

SEGUIN, Texas, October 31, 2017 -- Alamo Group Inc. (NYSE: ALG) today reported results for the third quarter ended September 30, 2017.

Highlights for the Quarter
•Record net income for a third quarter of $16.6 million, up 25.4%
•Record net sales for a third quarter of $240.5 million, up 10.9%
•Industrial Division net sales of $132.4 million, up 9.2%
•Agricultural Division net sales of $64.9 million, up 15.0%
•European Division net sales of $43.1 million, up 10.3%
•Record net income for the first nine months of $41.1 million, up 26.6%
•Record net sales for the first nine months of $669.1 million, up 4.7%
•Backlog at $181.0 million, up 31.7% compared to previous year’s third quarter

Alamo Group’s net sales for the third quarter of 2017 were $240.5 million compared to $216.8 million in the third quarter of 2016, an increase of 10.9%. Net income for the quarter was $16.6 million, or $1.42 per diluted share, compared to net income of $13.2 million, or $1.14 per diluted share in 2016. This is an increase of 25.4% in net income and 24.6% in earnings per share.

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ALAMO GROUP ANNOUNCES 2017 THIRD QUARTER RESULTS                PAGE 2

For the first nine months of 2017 net sales were $669.1 million compared to $639.2 million in the previous year, an increase of 4.7%. Net income for the nine month period was $41.1 million or $3.52 per diluted share, in 2017 versus $32.5 million, or $2.81 per diluted share, for the same period in 2016. This is an increase of 26.6% in net income and 25.3% in earnings per share.

Results for the quarter and the first nine months included the effects of the acquisitions of Santa Izabel and Old Dominion Brush Company, which were both completed in June 2017 and R.P.M. Tech which was completed in August 2017. Together these acquisitions contributed $10.9 million in net sales and $0.5 million in net income in the third quarter. For the first nine months of 2017 the acquisitions contributed $11.6 million in net sales and $0.4 million in net income.

Net sales and net income for both the third quarter and the first nine months of 2017 were at record levels for Alamo, even excluding the contributions from the Company's recently completed acquisitions.

Sales by Division
Alamo Group’s Industrial Division net sales in the third quarter of 2017 were $132.4 million compared to $121.2 million in the third quarter of 2016, an increase of 9.2%. For the first nine months of 2017 net sales were $375.5 million versus $361.6 million in 2016, an increase of 3.8%. The Division’s net sales included the effects of the acquisitions of Old Dominion Brush Company and R.P.M. Tech which together contributed $7.9 million in the third quarter of 2017 and $7.9 million for the first nine months of the year.
The Company's Agricultural Division recorded net sales of $64.9 million in the third quarter of 2017, an increase of 15.0% compared with net sales of $56.4 million for the same period in 2016. For the first nine months of 2017 net sales in the Agricultural Division were $170.9 million compared to net sales of $157.0 million achieved in the prior year, an increase of 8.9%. The Division’s net sales included the effects of the acquisition of Santa Izabel which contributed $3.0 million in the third quarter of 2017 and $3.7 million for the first nine months of the year.

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ALAMO GROUP ANNOUNCES 2017 THIRD QUARTER RESULTS                PAGE 3

Alamo Group’s European Division net sales in the third quarter of 2017 were $43.1 million, an increase of 10.3% compared to net sales of $39.1 million in the third quarter of 2016. For the first nine months of 2017 net sales in the Division were $122.7 million, an increase of 1.7% compared to net sales of $120.6 million in the prior year’s comparable period.

Comments on Results
Ron Robinson, Alamo Group’s President and Chief Executive Officer, commented, “The third quarter of 2017 was certainly a very good quarter for Alamo Group. While sales growth for the last two years has been constrained due to a variety of headwinds, as we indicated last quarter, we started to see some growth in our markets and this was evident in our third quarter results. In addition, we started to realize benefits from recent acquisitions, although these are very preliminary since all three were completed fairly recently.

“Despite the limited top line growth in the recent past, we have been able to achieve margin improvement, which led to attractive growth in earnings in the first half of 2017. This trend which continued in the third quarter, combined with our sales growth, resulted in record third quarter earnings for Alamo Group.

“Some of the headwinds with which we have contended recently include a weak global agricultural market, softness in our snow removal sector due to milder winter conditions for the past two years, declines in the non-governmental portion of our vacuum truck market and the negative effect of the stronger U.S. dollar on the translation of our non-U.S. denominated sales and earnings. By and large we have seen some improvement in all of these areas. While the agricultural market, particularly in products oriented towards row crop farming, remains weak, we are starting to see some improvement in other agricultural sectors, further aided by lower dealer inventories. We feel this will continue to strengthen as we move into 2018.

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ALAMO GROUP ANNOUNCES 2017 THIRD QUARTER RESULTS                PAGE 4

“Also, new orders for snow removal products have shown modest improvement in anticipation of more typical winter weather conditions. And, our vacuum truck sector has experienced some strengthening as inventory levels in the marketplace have been reduced and the business appears to be returning to more normal conditions.

“With regards to currency, while the U.S. dollar is still stronger than it was several years ago, it has dropped compared to where it was at this time last year against most of the international currencies in which Alamo conducts business, particularly the Canadian dollar, the British pound sterling and the Euro. As a result, for example, in the first half of 2017 our European sales and earnings were up in local currency, but were down when translated to U.S. dollars. In the third quarter they were up in both local currency and U.S. dollars. A summary of this effect can be seen in one of the attachments to this press release.

“A diminishing of the headwinds we have been facing helped to drive Alamo’s growth in the third quarter and we believe will continue to benefit the Company for the remainder of 2017 and into 2018. Further evidence in support of this belief is the Company's backlog which increased in the quarter by 31.7% to $181.0 million. Even without the recent acquisitions, backlog was at $173.2 million, an increase of 26.1%. This is a healthy level for us and if it gets much higher could result in increased lead times for our products.

“Certainly, we remain concerned about the weakness in the agricultural market and the lingering effects of other headwinds with which we have contended. However, as a result of the stability in our core businesses, the signs of modest but improving growth, a more favorable currency environment, strong backlog and the incremental benefits from our recent acquisitions, we feel optimistic about the near term outlook for Alamo Group. We are pleased that each of our operating divisions seem to be benefiting from these improved conditions and, with our continued focus on cost control, feel this should lead to improved

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ALAMO GROUP ANNOUNCES 2017 THIRD QUARTER RESULTS                PAGE 5

sales and earnings in the fourth quarter of 2017 compared to the fourth quarter of 2016 and into 2018 as well.”

Earnings Conference Call
Alamo Group will host a conference call to discuss the third quarter results on Wednesday, November 1, 2017 at 11:00 a.m. Eastern (10:00 a.m. Central, 9:00 a.m. Mountain and 8:00 a.m. Pacific). Hosting the call will be members of senior management.

Individuals wishing to participate in the conference call should dial 877-830-2636 (domestic) or 785-424-1802 (international). For interested individuals unable to join the call, a replay will be available until Wednesday, November 8, 2017 by dialing 888-203-1112 (domestic) or 719-457-0820 (internationally), passcode 3612612.

The live broadcast of Alamo Group Inc.’s quarterly conference call will be available online at the Company's website, www.alamo-group.com (under “Investor Relations/Events & Presentations”) on Wednesday, November 1, 2017, beginning at 11:00a.m. ET. The online replay will follow shortly after the call ends and will be archived on the Company’s website for 60 days.

About Alamo Group
Alamo Group is a leader in the design, manufacture, distribution and service of high quality equipment for infrastructure maintenance, agriculture and other applications. Our products include truck and tractor mounted mowing and other vegetation maintenance equipment, street sweepers, snow removal equipment, excavators, vacuum trucks, other industrial equipment, agricultural implements and related after-market parts and services. The Company, founded in 1969, has approximately 3,300 employees and operates 26 plants in North America, Europe, Australia and Brazil as of September 30, 2017. The corporate offices of Alamo Group Inc. are located in Seguin, Texas and the headquarters for the Company’s European operations are located in Salford Priors, England.

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ALAMO GROUP ANNOUNCES 2017 THIRD QUARTER RESULTS                PAGE 6

Forward Looking Statements
This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: market demand, competition, weather, seasonality, currency-related issues, acquisition integration issues and other risk factors listed from time to time in the Company’s SEC reports. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.
(Tables Follow)
# # #

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Alamo Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	September 30, 2017	September 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$69,068	$56,485
Accounts receivable, net	203,068	174,047
Inventories	159,571	154,604
Other current assets	6,455	7,559
Total current assets	438,162	392,695

Rental equipment, net	31,044	32,506

Property, plant and equipment	73,995	68,350

Goodwill	86,364	75,883
Intangible assets	54,739	50,921
Other non-current assets	2,265	4,527

Total assets	$686,569	$624,882

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$59,212	$48,504
Income taxes payable	2,445	2,150
Accrued liabilities	35,822	32,567
Current maturities of long-term debt and capital lease obligations	276	1,372
Total current liabilities	97,755	84,593

Long-term debt, net of current maturities	126,000	134,018
Deferred pension liability	1,999	3,790
Other long-term liabilities	7,522	5,935
Deferred income taxes	6,800	9,030

Total stockholders’ equity	446,493	387,516

Total liabilities and stockholders’ equity	$686,569	$624,882

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Alamo Group Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Third Quarter Ended		Nine Months Ended
	9/30/2017	9/30/2016	9/30/2017	9/30/2016

Industrial	$132,388	$121,205	$375,546	$361,629
Agricultural	64,923	56,443	170,921	156,950
European	43,144	39,118	122,653	120,647
Total net sales	240,455	216,766	669,120	639,226

Cost of sales	175,516	162,055	495,338	482,060
Gross margin	64,939	54,711	173,782	157,166
	27.0%	25.2%	26.0%	24.6%

Operating expenses	37,328	33,699	105,913	101,824
Income from operations	27,611	21,012	67,869	55,342
	11.5%	9.7%	10.1%	8.7%

Interest expense	(1,414)	(1,405)	(4,241)	(4,334)
Interest income	100	43	257	161
Other income (expense)	(1,411)	127	(2,284)	(253)

Income before income taxes	24,886	19,777	61,601	50,916
Provision for income taxes	8,294	6,541	20,526	18,459

Net Income	$16,592	$13,236	$41,075	$32,457

Net income per common share:

Basic	$1.43	$1.15	$3.56	$2.84

Diluted	$1.42	$1.14	$3.52	$2.81

Average common shares:
Basic	11,586	11,460	11,535	11,424

Diluted	11,708	11,595	11,666	11,551

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Alamo Group Inc.
Non-GAAP Financial Measures Reconciliation

From time to time, Alamo Group Inc. may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. For these purposes, “GAAP” refers to generally accepted accounting principles in the United States. The Securities and Exchange Commission (SEC) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions, or cash flows that is subject to adjustments that effectively exclude or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by Alamo Group are provided as additional information to investors in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

Attachment 1 discloses the impact of the Company's recently completed acquisitions upon Sales, Operating Income and Net Income all of which are non-GAAP financial measures. Attachment 2 discloses Adjusted Operating Income, Adjusted Net Income and Adjusted Diluted EPS each adjusted to exclude the impact of the recently completed acquisitions and related transaction costs, all of which are non-GAAP financial measures. Attachment 3 discloses a non-GAAP financial presentation related to the impact of currency translation on net sales by division. Attachment 4 shows the net change in our total debt, net of cash, and adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"), both of which are non-GAAP financial measures. The Company considers this information useful to investors to allow better comparability of period-to-period operating performance.

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Attachment 1

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Impact of Acquisitions

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Net Sales (consolidated) - GAAP	$240,455	$216,766	$669,120	$639,226
(less: net sales attributable to acquisitions)	(10,942)	—	(11,585)	—
Net Sales less acquisitions (consolidated) - non-GAAP	$229,513	$216,766	$657,535	$639,226

Net Sales (Industrial Division) - GAAP	$132,388	$121,205	$375,546	$361,629
(less: net sales attributable to acquisition)	(7,915)	—	(7,915)	—
Net Sales less acquisitions (N.A. Industrial Division) - non-GAAP	$124,473	$121,205	$367,631	$361,629

Net Sales (Agricultural Division) - GAAP	$64,923	$56,443	$170,921	$156,950
(less: net sales attributable to acquisitions)	(3,027)	—	(3,670)	—
Net Sales less acquisitions (N.A. Agricultural Division) - non-GAAP	$61,896	$56,443	$167,251	$156,950

Net Sales (European Division) - GAAP	$43,144	$39,118	$122,653	$120,647
(less: net sales attributable to acquisition)	—	—	—	—
Net Sales less acquisitions (European Division) - non-GAAP	$43,144	$39,118	$122,653	$120,647

Operating Income (consolidated) - GAAP	$27,611	$21,012	$67,869	$55,342
(less: operating income attributable to acquisitions)	(715)	—	(651)	—
Operating Income less acquisitions (consolidated) - non-GAAP	$26,896	$21,012	$67,218	$55,342

Net Income (consolidated) - GAAP	$16,592	$13,236	$41,075	$32,457
(less: net income attributable to acquisitions)	(459)	—	(394)	—
Net Income less acquisitions (consolidated) - non-GAAP	$16,133	$13,236	$40,681	$32,457

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Attachment 2

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands, except per share numbers)
(Unaudited)

Impact of Acquisitions

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Operating Income - GAAP	$27,611	$21,012	$67,869	$55,342
(less: results from acquisitions)	(715)	—	(651)	—
(add: transaction cost relating to acquisitions)	282	—	761	—
Adjusted Operating Income - non-GAAP	$27,178	$21,012	$67,979	$55,342

Net Income - GAAP	$16,592	$13,236	$41,075	$32,457
Adjustments (after tax):
(less: results from acquisitions)	(459)	—	(394)	—
(add: transaction cost relating to acquisitions)	188	—	507	—
Adjusted Net Income - non-GAAP	$16,321	$13,236	$41,188	$32,457

Diluted EPS - GAAP	$1.42	$1.14	$3.52	$2.81
(less: results from acquisitions)	(0.04)	—	(0.03)	—
(add: transaction cost relating to acquisitions)	0.02	—	0.04	—
Adjusted Diluted EPS - non-GAAP	$1.40	$1.14	$3.53	$2.81

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Attachment 3

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Impact of Currency Translation on Net Sales by Division

	Three Months Ended September 30,			Change due to currency translation
	2017	2016	% change from 2016	$	%

Industrial	$132,388	$121,205	9.2%	$609	0.5%
Agricultural	64,923	56,443	15.0%	334	0.6%
European	43,144	39,118	10.3%	1,053	2.7%
Total net sales	$240,455	$216,766	10.9%	$1,996	0.9%

	Nine Months Ended September 30,			Change due to currency translation
	2017	2016	% change from 2016	$	%

Industrial	$375,546	$361,629	3.8%	$527	0.1%
Agricultural	170,921	156,950	8.9%	746	0.5%
European	122,653	120,647	1.7%	(5,115)	(4.2)%
Total net sales	$669,120	$639,226	4.7%	$(3,842)	(0.6)%

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Attachment 4

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Consolidated Net Change of Total Debt, Net of Cash

	September 30, 2017	September 30, 2016	Net Change

Current maturities	$276	$1,372
Long-term debt,net of current	126,000	134,018
Total debt	$126,276	$135,390

Total cash	69,068	56,485
Total debt net of cash	$57,208	$78,905	$21,697

EBITDA and Adjusted EBITDA

	Nine Months Ended		Trailing Twelve Months Ended
	September 30, 2017	September 30, 2016	September 30, 2017	December 31, 2016

Income from operations	$67,869	$55,342	$80,147	$67,620
Depreciation	12,884	13,451	17,129	17,696
Amortization	2,611	2,487	3,441	3,317
EBITDA	$83,364	$71,280	$100,717	$88,633

Fourth quarter 2016 non-cash expense related to pension termination			2,889	2,889

Adjusted EBITDA			$103,606	$91,522